Exhibit 99.1

B&G Foods Reports Financial Results for Third Quarter 2024

Parsippany, N.J., November 5, 2024—B&G Foods, Inc. (NYSE: BGS) today announced financial results for the third quarter and first three quarters of 2024. Financial results for the third quarter and first three quarters of 2024 reflect the impact of the Green Giant U.S. shelf-stable divestiture during the fourth quarter of 2023.

Summary

	Third Quarter of 2024		First Three Quarters of 2024
(In millions, except per share data)		Change vs.		Change vs.
	Amount	Q3 2023	Amount	First 3Q 2023
Net Sales	$461.1	(8.3)%	$1,380.9	(7.0)%
Base Business Net Sales [1]	$461.1	(4.4)%	$1,381.0	(3.8)%
Diluted EPS	$0.09	108.1%	$(0.37)	60.6%
Adj. Diluted EPS [1]	$0.13	(51.9)%	$0.39	(43.5)%
Net Income (Loss)	$7.5	109.0%	$(28.8)	58.1%
Adj. Net Income [1]	$10.1	(50.6)%	$31.1	(38.2)%
Adj. EBITDA [1]	$70.4	(12.5)%	$209.3	(9.5)%

Guidance for Full Year Fiscal 2024

●	Net sales revised to a range of $1.920 billion to $1.950 billion.
●	Adjusted EBITDA revised to a range of $295 million to $305 million.
●	Adjusted diluted earnings per share revised to a range of $0.67 to $0.77.

Commenting on the results, Casey Keller, President and Chief Executive Officer of B&G Foods, stated, “B&G Foods’ third quarter results reflected a slower than expected recovery in sales trends, consistent with the center store packaged food industry. We expect trends to gradually improve and stabilize into the first half of 2025 as we lap consumer reaction to higher prices across food categories.”

Financial Results for the Third Quarter of 2024

Net sales for the third quarter of 2024 decreased $41.6 million, or 8.3%, to $461.1 million from $502.7 million for the third quarter of 2023. The decrease was primarily attributable to the Green Giant U.S. shelf-stable divestiture, a decrease in unit volume, and the negative impact of foreign currency, partially offset by an increase in net pricing and the impact of product mix. Net sales of the Green Giant U.S. shelf-stable product line, which the Company divested on November 8, 2023, were $20.3 million in the third quarter of 2023.

Base business net sales for the third quarter of 2024 decreased $21.3 million, or 4.4%, to $461.1 million from $482.4 million for the third quarter of 2023. The decrease in base business net sales was driven by a decrease in unit volume of $22.6 million, or 4.7% of base business net sales, and the negative impact of foreign currency of $0.4 million, partially offset by an increase in net pricing and the impact of product mix of $1.7 million, or 0.4%.

Gross profit was $102.3 million for the third quarter of 2024, or 22.2% of net sales. Adjusted gross profit(1), which excludes the negative impact of $0.1 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the third quarter of 2024, was $102.4 million, or 22.2% of net sales. Gross profit was $113.8 million for the third quarter of 2023, or 22.6% of net sales. Adjusted gross profit, which excludes the negative impact of $0.3 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the third quarter of 2023, was $114.1 million, or 22.7% of net sales.

Selling, general and administrative expenses decreased $2.2 million, or 4.6%, to $46.0 million for the third quarter of 2024 from $48.2 million for the third quarter of 2023. The decrease was composed of decreases in consumer marketing expenses of $1.2 million, warehousing expenses of $0.9 million, selling expenses of $0.8 million, and acquisition/divestiture-related and non-recurring expenses of $0.6 million, partially offset by an increase in general and administrative expenses of $1.3 million. Expressed as a percentage of net sales, selling, general and administrative expenses increased by 0.4 percentage points to 10.0% for the third quarter of 2024, as compared to 9.6% for the third quarter of 2023.

Net interest expense increased $6.3 million, or 17.6%, to $42.2 million for the third quarter of 2024 from $35.9 million for the third quarter of 2023. The increase was primarily attributable to higher interest rates on the Company’s variable rate borrowings during the third quarter of 2024 compared to the third quarter of 2023, partially offset by a reduction in average long-term debt outstanding during the third quarter of 2024 as compared to the third quarter of 2023. Net interest expense during the third quarter of 2024 was also negatively impacted by a non-cash loss on extinguishment of debt of $1.9 million and debt refinancing costs of $1.1 million related to the Company’s refinancing of its senior secured credit facility. In addition, net interest expense for the third quarter of 2023 was reduced by $0.6 million as a result of a non-cash gain on extinguishment of debt, net of the accelerated amortization of deferred debt financing costs, related to the Company’s repurchase of a portion of its 5.25% senior notes due 2025.

The Company’s net income was $7.5 million, or $0.09 per diluted share, for the third quarter of 2024, compared to a net loss of $82.7 million, or $1.11 per diluted share, for the third quarter of 2023. The increase in net income and diluted earnings per share were primarily attributable to the non-cash charges of $132.9 million recorded during the third quarter of 2023 for the impairment of assets held for sale in connection with the Green Giant U.S. shelf-stable divestiture, partially offset by a reduction in base business net sales. The Company’s adjusted net income for the third quarter of 2024 was $10.1 million, or $0.13 per adjusted diluted share, compared to adjusted net income of $20.5 million, or $0.27 per adjusted diluted share, for the third quarter of 2023. In addition to the reduction in base business net sales and other factors that negatively impacted adjusted diluted earnings per share, the Company’s diluted earnings per share and adjusted diluted earnings per share for the third quarter of 2024 was negatively impacted by an increase to the weighted average shares outstanding in the third quarter of 2024 compared to the third quarter of 2023.

For the third quarter of 2024, adjusted EBITDA was $70.4 million, a decrease of $10.0 million, or 12.5%, compared to $80.4 million for the third quarter of 2023. The decrease in adjusted EBITDA was primarily attributable to the reduction of base business net sales in the third quarter of 2024, the impact of the Green Giant U.S. shelf-stable divestiture and the negative impact of foreign currency on the cost of goods sold for products manufactured at the Company’s Green Giant manufacturing facility in Mexico. Adjusted EBITDA as a percentage of net sales was 15.3% for the third quarter of 2024, compared to 16.0% for the third quarter of 2023.

Financial Results for First Three Quarters of 2024

Net sales for the first three quarters of 2024 decreased $103.3 million, or 7.0%, to $1,380.9 million from $1,484.2 million for the first three quarters of 2023. The decrease was primarily attributable to the Green Giant U.S. shelf-stable divestiture, a decrease in unit volume, a decrease in net pricing and the impact of product mix, and the negative impact of foreign currency. Net sales of the Green Giant U.S. shelf-stable product line, which the Company divested on November 8, 2023, were $48.6 million in the first three quarters of 2023.

Base business net sales for the first three quarters of 2024 decreased $54.7 million, or 3.8%, to $1,381.0 million from $1,435.7 million for the first three quarters of 2023. The decrease in base business net sales was driven by a decrease in unit volume of $38.7 million, or 2.7%, a decrease in net pricing and the impact of product mix of $15.5 million, or 1.1% of base business net sales, and the negative impact of foreign currency of $0.5 million.

Gross profit was $303.3 million for the first three quarters of 2024, or 22.0% of net sales. Adjusted gross profit, which excludes the negative impact of $2.3 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the first three quarters of 2024, was $305.6 million, or 22.1% of net sales. Gross profit was $330.4 million for the first three quarters of 2023, or 22.3% of net sales. Adjusted gross profit, which excludes the negative impact of $1.4 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the first three quarters of 2023, was $331.8 million, or 22.3% of net sales.

Selling, general and administrative expenses decreased $5.1 million, or 3.6%, to $137.7 million for the first three quarters of 2024 from $142.8 million for the first three quarters of 2023. The decrease was composed of decreases in selling expenses of $3.8 million, consumer marketing expenses of $3.0 million, warehousing expenses of $1.6 million, and acquisition/divestiture-related and non-recurring expenses of $0.6 million, partially offset by an increase in general and administrative expenses of $3.9 million. Expressed as a percentage of net sales, selling, general and administrative expenses increased by 0.4 percentage points to 10.0% for the first three quarters of 2024, as compared to 9.6% for the first three quarters of 2023.

In connection with the Company’s transition from one reporting segment to four reporting segments during the first quarter of 2024, the Company reassigned assets and liabilities, including goodwill, between the reporting segments and completed a goodwill impairment test both prior to and subsequent to the change. The goodwill impairment test resulted in the Company recognizing pre-tax, non-cash goodwill impairment charges of $70.6 million within its Frozen & Vegetables reporting segment during the first quarter of 2024.

Net interest expense increased $6.7 million, or 6.0%, to $117.8 million for the first three quarters of 2024 from $111.1 million for the first three quarters of 2023. The increase was primarily attributable to higher interest rates on the Company’s variable rate borrowings during the first three quarters of 2024 compared to the first three quarters of 2023, partially offset by a reduction in average long-term debt outstanding during the first three quarters of 2024 compared to the first three quarters of 2023. Net interest expense during the first three quarters of 2024 was also negatively impacted by a non-cash loss on extinguishment of debt of $1.9 million and debt refinancing costs of $1.1 million related to the Company’s refinancing of its senior secured credit facility, and the accelerated amortization of deferred debt financing costs of $0.5 million resulting from the retirement of long-term debt during the first three quarters of 2024. In addition, net interest expense for the first three quarters of 2023 was reduced by $1.4 million as a result of non-cash gains on extinguishment of debt, net of the accelerated amortization of deferred debt financing costs, related to the Company’s repurchase of a portion of its 5.25% senior notes due 2025.

The Company had a net loss of $28.8 million, or $0.37 per diluted share, for the first three quarters of 2024, compared to a net loss of $68.8 million, or $0.94 per diluted share, for the first three quarters of 2023. The Company’s net loss for the first three quarters of 2024 was primarily attributable to pre-tax, non-cash impairment charges of $70.6 million recorded during the first quarter of 2024 for the impairment of goodwill within the Company’s Frozen & Vegetables reporting segment, the reduction of base business net sales in the first three quarters of 2024, the impact of the Green Giant U.S. shelf-stable divestiture and the negative impact on income tax expense of $0.6 million, or $0.01 per share, resulting from return to provision adjustments in the U.S., Mexico and Canada recorded during the second quarter and third quarter of 2024. The Company’s net loss for the first three quarters of 2023 was primarily attributable to the non-cash charges of $132.9 million for the impairment of assets held for sale relating to the Green Giant U.S. shelf-stable divestiture.

The Company’s adjusted net income for the first three quarters of 2024 was $31.1 million, or $0.39 per adjusted diluted share, compared to adjusted net income of $50.3 million, or $0.69 per adjusted diluted share, for the first three quarters of 2023. In addition to the reduction in base business net sales and other factors that negatively impacted adjusted diluted earnings per share, the Company’s adjusted diluted earnings per share for the first three quarters of 2024 was negatively impacted by an increase to the weighted average shares outstanding in the first three quarters of 2024 compared to the first three quarters of 2023.

For the first three quarters of 2024, adjusted EBITDA was $209.3 million, a decrease of $21.9 million, or 9.5%, compared to $231.2 million for the first three quarters of 2023. The decrease in adjusted EBITDA was primarily attributable to the reduction of base business net sales in the first three quarters of 2024, the impact of the Green Giant U.S. shelf-stable divestiture and the negative impact of foreign currency on the cost of goods sold for products manufactured at the Company’s Green Giant manufacturing facility in Mexico. Adjusted EBITDA as a percentage of net sales was 15.2% for the first three quarters of 2024, compared to 15.6% for the first three quarters of 2023.

Redemption of Remaining 5.25% Senior Notes due 2025

On October 9, 2024, the Company completed the redemption in full of all $265.4 million aggregate principal amount of its then outstanding 5.25% senior notes due 2025 at a cash redemption price of 100.0% of the principal amount of the notes redeemed, plus accrued and unpaid interest on such amount, to, but excluding, the redemption date. The Company funded the redemption with revolving loans under its existing credit facility together with cash on hand.

Segment Results(2)

Historically, the Company operated in a single industry segment. However, beginning with the first quarter of 2024, the Company now operates in, and has begun reporting results by, four business segments. This change stemmed from the Company’s recent formation and the evolution of the Company’s four business units: Specialty, Meals, Frozen & Vegetables and Spices & Flavor Solutions, which are further described below. Prior period segment results in this earnings press release have been recast to reflect the change from one single operating segment to four operating segments.

Specialty — includes, among others, the Crisco, Clabber Girl, Bear Creek, Polaner, Underwood, B&G, Grandma’s, New York Style, B&M, TrueNorth, Don Pepino, Sclafani, Baker’s Joy, Regina, SugarTwin and Brer Rabbit brands.

Meals — includes, among others, the Ortega, Maple Grove Farms, Cream of Wheat, Victoria, Las Palmas, Mama Mary’s, Spring Tree, McCann’s, Carey’s and Vermont Maid brands.

Frozen & Vegetables — includes the Green Giant and Le Sueur brands.

Spices & Flavor Solutions — includes, among others, the Dash, Weber, Spice Islands, Tone’s, Ac’cent, Trappey’s, Durkee and Wright’s brands.

Specialty Segment Results

Specialty segment results were as follows (dollars in thousands):

	Third Quarter				First Three Quarters
	Ended				Ended
	September 28,	September 30,			September 28,	September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Specialty segment net sales	$160,991	$178,706	$(17,715)	(9.9)%	$462,344	$495,166	$(32,822)	(6.6)%
Specialty segment adjusted EBITDA	$41,311	$44,019	$(2,708)	(6.2)%	$110,191	$113,209	$(3,018)	(2.7)%

For the third quarter and first three quarters of 2024, the decrease in Specialty segment net sales was primarily due to lower Crisco pricing, driven by decreased commodity costs, coupled with modest declines in volumes across the business unit in the aggregate. The decrease in Specialty segment adjusted EBITDA for the third quarter and first three quarters of 2024 was primarily due to lower volumes, partially offset by decreased costs in certain raw materials and improvements in freight costs.

Meals Segment Results

Meals segment results were as follows (dollars in thousands):

	Third Quarter				First Three Quarters
	Ended				Ended
	September 28,	September 30,			September 28,	September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Meals segment net sales	$111,582	$116,148	$(4,566)	(3.9)%	$339,502	$352,240	$(12,738)	(3.6)%
Meals segment adjusted EBITDA	$23,253	$25,696	$(2,443)	(9.5)%	$72,793	$74,958	$(2,165)	(2.9)%

For the third quarter and first three quarters of 2024, the decrease in Meals segment net sales was primarily due to a decrease in volumes across the Meals portfolio in the aggregate, partially offset by an increase in net pricing and product mix. The decrease in Meals segment adjusted EBITDA was primarily due to a decrease in net sales and increased costs for certain raw materials, partially offset by improvements in freight costs.

Frozen & Vegetables Segment Results

Frozen & Vegetables segment results were as follows (dollars in thousands):

	Third Quarter				First Three Quarters
	Ended				Ended
	September 28,	September 30,			September 28,	September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Frozen & Vegetables segment net sales	$89,181	$111,056	$(21,875)	(19.7)%	$285,648	$345,024	$(59,376)	(17.2)%
Frozen & Vegetables segment adjusted EBITDA	$1,159	$4,430	$(3,271)	(73.8)%	$12,797	$25,659	$(12,862)	(50.1)%

For the third quarter and first three quarters of 2024, the decrease in Frozen & Vegetables segment net sales was primarily due to the Green Giant U.S. shelf-stable divestiture (which negatively impacted net sales versus the prior year period by $20.3 million and $48.7 million, respectively) and a decrease in volumes. The decrease in Frozen & Vegetables segment adjusted EBITDA was primarily due to the negative impact of foreign currency on Green Giant raw material and manufacturing costs, the Green Giant U.S. shelf-stable divestiture, and a decrease in net sales, partially offset by improvements in freight costs.

Spices & Flavor Solutions Segment Results

Spices & Flavor Solutions segment results were as follows (dollars in thousands):

	Third Quarter				First Three Quarters
	Ended				Ended
	September 28,	September 30,			September 28,	September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Spices & Flavor Solutions segment net sales	$99,319	$96,824	$2,495	2.6%	$293,392	$291,755	$1,637	0.6%
Spices & Flavor Solutions segment adjusted EBITDA	$28,509	$30,072	$(1,563)	(5.2)%	$84,825	$86,865	$(2,040)	(2.3)%

For the third quarter and first three quarters of 2024, the increase in Spices & Flavor Solutions segment net sales was primarily due to increased volumes across the Spices & Flavor Solutions portfolio in the aggregate. The decrease in Spices & Flavor Solutions segment adjusted EBITDA was primarily due to increases in trade spending and raw material costs, and product mix, partially offset by an increase in net sales and improvements in freight costs.

Full Year Fiscal 2024 Guidance

B&G Foods revised its net sales guidance for fiscal 2024 to a range of $1.920 billion to $1.950 billion, revised its adjusted EBITDA guidance to a range of $295 million to $305 million, and revised its adjusted diluted earnings per share guidance to a range of $0.67 to $0.77.

B&G Foods provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company’s forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for deferred taxes; acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets); gains and losses on extinguishment of debt; impairment of assets held for sale; impairment of intangible assets; non-recurring expenses, gains and losses; and other charges reflected in the Company’s reconciliation of historic non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding B&G Foods’ non-GAAP financial measures, see “About Non-GAAP Financial Measures and Items Affecting Comparability” below.

Conference Call

B&G Foods will hold a conference call at 4:30 p.m. ET today, November 5, 2024 to discuss third quarter 2024 financial results. The live audio webcast of the conference call can be accessed at www.bgfoods.com/investor-relations. A replay of the webcast will be available following the conference call through the same link.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted net income” (net income (loss) adjusted for certain items that affect comparability), “adjusted diluted earnings per share” (diluted earnings (loss) per share adjusted for certain items that affect comparability), “base business net sales” (net sales without the impact of acquisitions until the acquisitions are included in both comparable periods and without the impact of discontinued or divested brands), “EBITDA” (net income (loss) before net interest expense, income taxes, and depreciation and amortization), “adjusted EBITDA” (EBITDA as adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets), gains and losses on extinguishment of debt, impairment of assets held for sale, impairment of intangible assets, and non-recurring expenses, gains and losses), “segment adjusted EBITDA” (adjusted EBITDA for operating segments), “adjusted gross profit” (gross profit adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold) and “adjusted gross profit percentage” (gross profit as a percentage of net sales adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP) in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The Company uses non-GAAP financial measures to adjust for certain items that affect comparability. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items that affect comparability, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.

Additional information regarding EBITDA, adjusted EBITDA, segment adjusted EBITDA and reconciliations of EBITDA, adjusted EBITDA and segment adjusted EBITDA to net income (loss) and, in the case of EBITDA and adjusted EBITDA, to net cash provided by operating activities, is included below for the third quarter and first three quarters of 2024 and 2023, along with the components of EBITDA, adjusted EBITDA and segment adjusted EBITDA. Also included below are reconciliations of the non-GAAP terms adjusted net income, adjusted diluted earnings per share and base business net sales to the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s consolidated balance sheets and related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows.

End Notes

(1)	Please see “About Non-GAAP Financial Measures and Items Affecting Comparability” above for the definition of the non-GAAP financial measures “base business net sales,” “adjusted diluted earnings per share,” “adjusted net income ,” “EBITDA,” “adjusted EBITDA,” “segment adjusted EBITDA,” “adjusted gross profit” and “adjusted gross profit percentage,” as well as information concerning certain items affecting comparability and reconciliations of the non-GAAP terms to the most comparable GAAP financial measures.
(2)	Segment net sales and segment adjusted EBITDA are the primary measures used by the Company’s chief operating decision maker (CODM) to evaluate segment operating performance and to decide how to allocate resources to segments. The Company’s CODM is the Company’s chief executive officer. Segment adjusted EBITDA excludes unallocated corporate items, depreciation and amortization, acquisition/divestiture-related and non-recurring expenses, impairment of intangible assets, gains and losses on sales of assets, interest expense, and income tax expense or benefit. Unallocated corporate items consist of centrally managed corporate functions, including selling, marketing, procurement, centralized administrative functions, insurance, and other similar expenses not directly tied to segment operating performance. Depreciation and amortization expenses are neither maintained nor available by operating segment, as the Company’s manufacturing, warehouse, and distribution activities are centrally managed. These items that are centrally managed at the corporate level, and therefore excluded from the measure of segment adjusted EBITDA, are reviewed by the CODM. Expenses that are managed centrally but can be attributed to a segment, such as warehousing and transportation expenses, are generally allocated based on sales.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ expectations regarding net sales, adjusted EBITDA and adjusted diluted earnings per share and B&G Foods’ overall expectations for the remainder of 2024 and beyond, including expectations as to trends gradually improving and stabilizing into the first half of 2025. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: the Company’s substantial leverage; the effects of rising costs for and/or decreases in supply of the Company’s commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, such as the COVID-19 pandemic, may have on the Company’s business, including among other things, the Company’s supply chain, manufacturing operations or workforce and customer and consumer demand for the Company’s products; the Company’s ability to recruit and retain senior management and a highly skilled and diverse workforce at the Company’s corporate offices, manufacturing facilities and other locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; the Company’s ability to successfully complete the integration of recent or future acquisitions into the Company’s enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and future tax reform or legislation; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; the Company’s ability to successfully implement the Company’s sustainability initiatives and achieve the Company’s sustainability goals, and changes to environmental laws and regulations; and other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of the Company’s customers’ inventories and credit and other business risks related to the Company’s customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of the Company’s third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt the Company’s supply of raw materials or certain finished goods products or injure the Company’s reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Anna Kate Heller	Matt Lindberg
bgfoodsIR@icrinc.com	203.682.8214

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 28,	December 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$54,694	$41,094
Trade accounts receivable, net	159,986	143,015
Inventories	618,093	568,980
Prepaid expenses and other current assets	41,916	41,747
Income tax receivable	7,818	7,988
Total current assets	882,507	802,824

Property, plant and equipment, net	278,310	302,288
Operating lease right-of-use assets	59,753	70,046
Finance lease right-of-use assets	1,038	1,832
Goodwill	548,675	619,399
Other intangible assets, net	1,612,146	1,627,836
Other assets	25,011	23,484
Deferred income taxes	10,975	15,581
Total assets	$3,418,415	$3,463,290

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$175,739	$123,778
Accrued expenses	60,545	83,217
Current portion of operating lease liabilities	18,085	16,939
Current portion of finance lease liabilities	996	1,070
Current portion of long-term debt	265,392	22,000
Income tax payable	1,834	475
Dividends payable	15,041	14,939
Total current liabilities	537,632	262,418

Long-term debt, net of current portion	1,813,961	2,023,088
Deferred income taxes	247,175	267,053
Long-term operating lease liabilities, net of current portion	41,910	53,724
Long-term finance lease liabilities, net of current portion	—	726
Other liabilities	22,430	20,818
Total liabilities	2,663,108	2,627,827

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share. Authorized 125,000,000 shares; 79,163,886 and 78,624,419 shares issued and outstanding as of September 28, 2024 and December 30, 2023, respectively	792	786
Additional paid-in capital	8,368	46,990
Accumulated other comprehensive (loss) income	(10,106)	2,597
Retained earnings	756,253	785,090
Total stockholders’ equity	755,307	835,463
Total liabilities and stockholders’ equity	$3,418,415	$3,463,290

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Third Quarter Ended		First Three Quarters Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net sales	$461,073	$502,734	$1,380,886	$1,484,185
Cost of goods sold	358,728	388,896	1,077,623	1,153,835
Gross profit	102,345	113,838	303,263	330,350

Operating expenses:
Selling, general and administrative expenses	45,988	48,197	137,728	142,798
Amortization expense	5,110	5,197	15,333	15,649
Impairment of goodwill	—	—	70,580	—
Loss on sales of assets	—	—	135	85
Impairment of assets held for sale	—	132,949	—	132,949
Operating income (loss)	51,247	(72,505)	79,487	38,869

Other (income) and expenses:
Interest expense, net	42,166	35,859	117,799	111,108
Other income	(1,046)	(962)	(3,134)	(2,819)
Income (loss) before income tax expense (benefit)	10,127	(107,402)	(35,178)	(69,420)
Income tax expense (benefit)	2,663	(24,661)	(6,341)	(647)
Net income (loss)	$7,464	$(82,741)	$(28,837)	$(68,773)

Weighted average shares outstanding:
Basic	79,164	74,428	78,965	72,815
Diluted	79,404	74,428	78,965	72,815

Earnings (loss) per share:
Basic	$0.09	$(1.11)	$(0.37)	$(0.94)
Diluted	$0.09	$(1.11)	$(0.37)	$(0.94)

Cash dividends declared per share	$0.19	$0.19	$0.57	$0.57

B&G Foods, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA by Segment and

Reconciliation of Segment Adjusted EBITDA to Net Income (Loss)

(In thousands)

(Unaudited)

	Third Quarter Ended		First Three Quarters Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net sales:
Specialty	$160,991	$178,706	$462,344	$495,166
Meals	111,582	116,148	339,502	352,240
Frozen & Vegetables	89,181	111,056	285,648	345,024
Spices & Flavor Solutions	99,319	96,824	293,392	291,755
Total net sales	461,073	502,734	1,380,886	1,484,185

Segment adjusted EBITDA:
Specialty	41,311	44,019	110,191	113,209
Meals	23,253	25,696	72,793	74,958
Frozen & Vegetables	1,159	4,430	12,797	25,659
Spices & Flavor Solutions	28,509	30,072	84,825	86,865
Total segment adjusted EBITDA	94,232	104,217	280,606	300,691

Unallocated corporate expenses	23,863	23,813	71,272	69,471
Adjusted EBITDA	$70,369	$80,404	$209,334	$231,220

Depreciation and amortization	$17,157	$17,282	$51,709	$52,586
Acquisition/divestiture-related and non-recurring expenses	919	1,716	4,289	3,912
Impairment of goodwill	—	—	70,580	—
Loss on sales of assets, net of facility closure costs	—	—	135	85
Impairment of assets held for sale	—	132,949	-	132,949
Interest expense, net	42,166	35,859	117,799	111,108
Income tax expense (benefit)	2,663	(24,661)	(6,341)	(647)
Net income (loss)	$7,464	$(82,741)	$(28,837)	$(68,773)

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Income (Loss) to EBITDA(1) and Adjusted EBITDA(1)

(In thousands)

(Unaudited)

	Third Quarter Ended		First Three Quarters Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net income (loss)	$7,464	$(82,741)	$(28,837)	$(68,773)
Income tax expense (benefit)	2,663	(24,661)	(6,341)	(647)
Interest expense, net(2)	42,166	35,859	117,799	111,108
Depreciation and amortization	17,157	17,282	51,709	52,586
EBITDA(1)	69,450	(54,261)	134,330	94,274
Acquisition/divestiture-related and non-recurring expenses(3)	919	1,716	4,289	3,912
Impairment of goodwill(4)	—	—	70,580	—
Loss on sales of assets, net of facility closure costs	—	—	135	85
Impairment of assets held for sale(5)	—	132,949	—	132,949
Adjusted EBITDA(1)	$70,369	$80,404	$209,334	$231,220

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Cash Provided by Operating Activities to EBITDA(1) and Adjusted EBITDA(1)

(In thousands)

(Unaudited)

	Third Quarter Ended		First Three Quarters Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$4,156	$23,304	$50,566	$155,681
Income tax expense (benefit)	2,663	(24,661)	(6,341)	(647)
Interest expense, net(2)	42,166	35,859	117,799	111,108
Impairment of goodwill(4)	—	—	(70,580)	—
(Loss) gain on extinguishment of debt(2)	(1,938)	582	(1,938)	1,368
Loss on sales of assets	—	(598)	(258)	(775)
Deferred income taxes	1,810	34,037	16,968	18,940
Amortization of deferred debt financing costs and bond discount/premium	(1,329)	(1,007)	(4,537)	(5,691)
Share-based compensation expense	(2,400)	(2,151)	(6,795)	(5,452)
Changes in assets and liabilities, net of effects of business combinations	24,322	13,323	39,446	(47,309)
Impairment of assets held for sale(5)	—	(132,949)	—	(132,949)
EBITDA(1)	69,450	(54,261)	134,330	94,274
Acquisition/divestiture-related and non-recurring expenses(3)	919	1,716	4,289	3,912
Impairment of goodwill(4)	—	—	70,580	—
Loss on sales of assets, net of facility closure costs	—	—	135	85
Impairment of assets held for sale(5)	—	132,949	—	132,949
Adjusted EBITDA(1)	$70,369	$80,404	$209,334	$231,220

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Income (Loss) to Adjusted Net Income(6) and Adjusted Diluted Earnings per Share(6)

(In thousands, except per share data)

(Unaudited)

	Third Quarter Ended		First Three Quarters Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net income (loss)	$7,464	$(82,741)	$(28,837)	$(68,773)
Loss (gain) on extinguishment of debt(2)	1,938	(582)	1,938	(1,368)
Debt financing costs(7)	1,140	—	1,140	—
Acquisition/divestiture-related and non-recurring expenses(3)	919	1,716	4,289	3,912
Impairment of goodwill(4)	—	—	70,580	—
Loss on sales of assets, net of facility closure costs	—	—	135	85
Accelerated amortization of deferred debt financing costs(8)	—	—	456	—
Impairment of assets held for sale(5)	—	132,949	—	132,949
Tax adjustment related to Back to Nature divestiture(9)	—	—	—	14,736
Tax true-up(10)	(351)	—	646	—
Tax effects of non-GAAP adjustments(11)	(979)	(30,846)	(19,240)	(31,213)
Adjusted net income(6)	$10,131	$20,496	$31,107	$50,328
Adjusted diluted earnings per share(6)	$0.13	$0.27	$0.39	$0.69

(1)	EBITDA and adjusted EBITDA are non-GAAP financial measures used by management to measure operating performance. A non-GAAP financial measure is defined as a numerical measure of the Company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s consolidated balance sheets and related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows. The Company defines EBITDA as net income (loss) before net interest expense, income taxes, and depreciation and amortization. The Company defines adjusted EBITDA as EBITDA adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up, and gains and losses on the sale of certain assets); gains and losses on extinguishment of debt; impairment of assets held for sale; impairment of intangible assets; and non-recurring expenses, gains and losses.

Management believes that it is useful to eliminate these items because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and the Company’s ability to generate cash flow from operations. The Company uses EBITDA and adjusted EBITDA in the Company’s business operations to, among other things, evaluate the Company’s operating performance, develop budgets and measure the Company’s performance against those budgets, determine employee bonuses and evaluate the Company’s cash flows in terms of cash needs. The Company also presents EBITDA and adjusted EBITDA because the Company believes they are useful indicators of the Company’s historical debt capacity and ability to service debt and because covenants in the Company’s credit agreement and the Company’s senior notes indentures contain ratios based on these measures. As a result, reports used by internal management during monthly operating reviews feature the EBITDA and adjusted EBITDA metrics. However, management uses these metrics in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity, and therefore does not place undue reliance on these measures as its only measures of operating performance and liquidity.

EBITDA and adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income (loss), net income (loss) or any other GAAP measure as an indicator of operating performance. EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends. Rather, EBITDA and adjusted EBITDA are potential indicators of an entity’s ability to fund these cash requirements. EBITDA and adjusted EBITDA are not complete measures of an entity’s profitability because they do not include certain costs and expenses and gains and losses described above. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA and adjusted EBITDA can still be useful in evaluating the Company’s performance against the Company’s peer companies because management believes these measures provide users with valuable insight into key components of GAAP amounts.

(2)	Net interest expense for the third quarter and first three quarters of 2024 includes a loss on extinguishment of debt of $1.9 million, which consists of $1.3 million related to the refinancing of tranche B term loans and $0.6 million related to the refinancing of revolving credit loans. Net interest expense for the third quarter and first three quarters of 2023 was reduced by $0.6 million and $1.4 million, respectively, as a result of gains on extinguishment of debt related to the Company’s repurchases of $20.2 million aggregate principal amount and $44.6 million aggregate principal amount, respectively, of its 5.25% senior notes due 2025 in open market purchases during the third quarter and first three quarters of 2023 at discounted repurchase prices, net of the accelerated amortization of deferred debt financing costs of $0.1 million and $0.3 million, respectively, for the third quarter and first three quarters of 2023.
(3)	Acquisition/divestiture-related and non-recurring expenses for the third quarter and first three quarters of 2024 of $0.9 million (or $0.7 million, net of tax) and $4.3 million (or $3.2 million, net of tax), respectively, primarily includes non-recurring expenses related to Crisco, divestiture-related expenses for the Green Giant U.S. shelf-stable and Back to Nature divestitures, and other non-recurring expenses. Acquisition/divestiture-related and non-recurring expenses for the third quarter and first three quarters of 2023 of $1.7 million (or $1.3 million, net of tax) and $3.9 million (or $3.0 million, net of tax), respectively, primarily includes acquisition and integration expenses for the Crisco acquisition and divestiture-related expenses for the Back to Nature divestiture.
(4)	In connection with the Company’s transition from one reporting segment to four reporting segments during the first quarter of 2024, the Company reassigned assets and liabilities, including goodwill, between the reporting segments and completed a goodwill impairment test both prior to and subsequent to the change. The goodwill impairment test resulted in the Company recognizing pre-tax, non-cash goodwill impairment charges of $70.6 million (or $53.4 million, net of tax) within its Frozen & Vegetables reporting segment during the first quarter of 2024.
(5)	In connection with the divestiture of the Company’s Green Giant U.S. shelf-stable product line during the fourth quarter of 2023, the Company reclassified $115.3 million of indefinite-lived trademark intangible assets, $82.3 million of inventories and $4.1 million of finite-lived customer relationship intangible assets to assets held for sale as of the end of the third quarter of 2023. The Company then measured the assets held for sale at the lower of their carrying value or fair value less the estimated costs to sell and recorded pre-tax, non-cash impairment charges of $132.9 million (or $100.4 million, net of tax) during the third quarter of 2023.
(6)	Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures used by management to measure operating performance. The Company defines adjusted net income and adjusted diluted earnings per share as net income (loss) and diluted earnings (loss) per share adjusted for certain items that affect comparability. These non-GAAP financial measures reflect adjustments to net income (loss) and diluted earnings (loss) per share to eliminate the items identified in the reconciliation above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.
(7)	Debt financing costs for the third quarter and first three quarters of 2024 reflects the portion of debt financing costs incurred in connection with the Company’s refinancing of the Company’s senior secured credit facility that is included in net interest expense for the third quarter and first three quarters of 2024. Of the $1.1 million included in net interest expense for the third quarter and first three quarters of 2024, $0.4 million relates to the refinancing of tranche B term loans and $0.7 million relates to the refinancing of revolving credit loans.
(8)	Net interest expense for the first three quarters of 2024 includes the accelerated amortization of deferred debt financing costs of $0.5 million (or $0.3 million, net of tax), resulting from the Company’s prepayment of $21.3 million aggregate principal amount of tranche B term loans and repurchase of $0.7 million aggregate principal amount of 8.00% senior secured notes due 2028 during the second quarter of 2024.
(9)	As a result of the Back to Nature divestiture, the Company incurred a capital loss for tax purposes, for which the Company recorded a deferred tax asset during the first quarter of 2023. A valuation allowance has been recorded against this deferred tax asset, which negatively impacted the Company’s first quarter of 2023 income taxes by $14.7 million, or $0.21 per share.
(10)	Tax true-up for the third quarter and first three quarters of 2024 relates to return to provision adjustments in the U.S., Mexico and Canada.
(11)	Represents the tax effects of the non-GAAP adjustments listed above, assuming a tax rate of 24.5%.

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Sales to Base Business Net Sales(1)

(In thousands)

(Unaudited)

	Third Quarter Ended		First Three Quarters Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net sales	$461,073	$502,734	$1,380,886	$1,484,185
Net sales from discontinued or divested brands(2)	—	(20,312)	106	(48,520)
Base business net sales(1)	$461,073	$482,422	$1,380,992	$1,435,665

(1)	Base business net sales is a non-GAAP financial measure used by management to measure operating performance. The Company defines base business net sales as the Company’s net sales excluding (1) the net sales of acquisitions until the net sales from such acquisitions are included in both comparable periods and (2) net sales of discontinued or divested brands. The portion of current period net sales attributable to recent acquisitions for which there is no corresponding period in the comparable period of the prior year is excluded. For each acquisition, the excluded period starts at the beginning of the most recent fiscal period being compared and ends on the first anniversary of the acquisition date. For discontinued or divested brands, the entire amount of net sales is excluded from each fiscal period being compared. The Company has included this financial measure because management believes it provides useful and comparable trend information regarding the results of the Company’s business without the effect of the timing of acquisitions and the effect of discontinued or divested brands.
(2)	For the third quarter and first three quarters of 2023, reflects net sales of the Green Giant U.S. shelf-stable product line, which was divested on November 8, 2023, partially offset by a net credit paid to customers relating to discontinued brands. For the third quarter and first three quarters of 2024, reflects a net credit paid to customers relating to discontinued and divested brands.

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Gross Profit to Adjusted Gross Profit(1) and

Gross Profit Percentage to Adjusted Gross Profit Percentage(1)

(In thousands, except percentages)

(Unaudited)

	Third Quarter Ended		First Three Quarters Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Gross profit	$102,345	$113,838	$303,263	$330,350
Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold(2)	130	297	2,321	1,353
Adjusted gross profit(1)	$102,475	$114,135	$305,584	$331,703

Gross profit percentage	22.2%	22.6%	22.0%	22.3%
Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold as a percentage of net sales	0.0%	0.1%	0.2%	0.1%
Adjusted gross profit percentage(1)	22.2%	22.7%	22.1%	22.3%

(1)	Adjusted gross profit and adjusted gross profit percentage are non-GAAP financial measures used by management to measure operating performance. The Company defines adjusted gross profit as gross profit adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold and adjusted gross profit percentage as gross profit percentage (i.e., gross profit as a percentage of net sales) adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold. These non-GAAP financial measures reflect adjustments to gross profit and gross profit percentage to eliminate the items identified in the reconciliation above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.
(2)	Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold for the third quarter and first three quarters of 2024 of $0.1 million and $2.3 million, respectively, primarily includes non-recurring expenses related to Crisco, divestiture-related expenses for the Green Giant U.S. shelf-stable and Back to Nature divestitures, and other non-recurring expenses. Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold for the third quarter and first three quarters of 2023 of $0.3 million and $1.4 million, respectively, primarily includes acquisition and integration expenses for the Crisco acquisition and divestiture-related expenses for the Back to Nature divestiture.